NEWS	Exhibit 99.1

Chris Meyer
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2016 First Quarter Adjusted Diluted EPS of $0.47 and Diluted EPS of $0.29;
Reaffirms Full Year 2016 Guidance Including Adjusted Diluted EPS and U.S. Comparable Sales;
Repurchases $75 Million of Common Stock in the Quarter

TAMPA, Fla., April 26, 2016 - Bloomin’ Brands, Inc. (Nasdaq:BLMN) today reported results for the first quarter (“Q1 2016”) ended March 27, 2016 compared to the first quarter (“Q1 2015”) ended March 29, 2015.

Key highlights for Q1 2016 include the following:

•	The Company repurchased approximately 4.4 million shares of common stock for a total of $75.0 million;

•	Comparable sales for Company-owned U.S. concepts declined 1.5%;

•	Comparable sales for Outback Steakhouse in Brazil increased 8.8%; and

•	Added eight new restaurants, including six in international markets

Subsequent to Q1 2016, the Company entered into a sale-leaseback transaction in which it sold 41 restaurant properties for gross proceeds of $141.4 million.

Adjusted Diluted EPS and Diluted EPS
The following table reconciles Adjusted diluted earnings per share to Diluted earnings per share for the periods as indicated below.

	Q1
	2016	2015	CHANGE
Adjusted diluted earnings per share	$0.47	$0.54	$(0.07)
Adjustments	(0.18)	(0.07)	(0.11)
Diluted earnings per share	$0.29	$0.47	$(0.18)

____________________
See Non-GAAP Measures later in this release.

CEO Comments

“Our first quarter earnings were in line with our expectations,” said Liz Smith, CEO. “As we indicated in February, we expect our performance to strengthen in the back half of the year. This cadence was contemplated in our annual guidance and is driven by the timing of investments and their related benefits, lapping a very strong first half in 2015 and the pacing of foreign currency impact.”

Smith continued, “In addition, we repurchased $75.0 million worth of stock in the first quarter. This was enabled by our strong free cash flow and the great progress we are making in our efforts to sell our owned real estate. We will continue to explore additional opportunities within our portfolio to maximize shareholder value.”

First Quarter Financial Results

(dollars in millions)	Q1 2016	Q1 2015	% Change
Total revenues	$1,164.2	$1,202.1	(3.2)%

Adjusted restaurant-level operating margin	17.7%	18.3%	(0.6)%
U.S. GAAP restaurant-level operating margin	17.8%	18.4%	(0.6)%

Adjusted operating income margin	7.9%	9.1%	(1.2)%
U.S. GAAP operating income margin	7.4%	8.1%	(0.7)%

•
The decrease in Total revenues was primarily due to the effect of foreign currency translation and lower comparable restaurant sales, partially offset by the net benefit of new restaurant openings and closings.

•
The decreases in Adjusted and U.S. GAAP restaurant-level operating margin were primarily due to wage inflation and unfavorable product mix. These decreases were partially offset by productivity savings and menu pricing.

•
The decrease in Adjusted operating income margin was due to lower restaurant-level operating margin as described above and higher expense associated with the timing of the Company’s annual managing partner conference, partially offset by lower deferred compensation expenses and a reduction in professional fees.

•
The differences between Adjusted and U.S. GAAP operating income margin were primarily due to restaurant closing costs related to our Bonefish Restructuring in 2016 and our International Restaurant Closure Initiative in 2015.

First Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED MARCH 27, 2016	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more) (1) (2):
U.S.
Outback Steakhouse	(1.3)%
Carrabba’s Italian Grill	(2.0)%
Bonefish Grill	(2.7)%
Fleming’s Prime Steakhouse & Wine Bar	1.3%
Combined U.S.	(1.5)%

International
Outback Steakhouse - Brazil	8.8%
Outback Steakhouse - South Korea	(5.6)%
_________________

(1)	Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates.

(2)
Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

U.S. Segment Operating Results

(dollars in millions)	Q1 2016	Q1 2015	% Change
U.S.
Total revenues	$1,043.8	$1,062.0	(1.7)%

Adjusted restaurant-level operating margin (1)	17.1%	18.0%	(0.9)%
U.S. GAAP restaurant-level operating margin (1)	17.3%	18.0%	(0.7)%

Adjusted operating income margin (1)	11.6%	12.3%	(0.7)%
U.S. GAAP operating income margin (1)	11.3%	12.1%	(0.8)%
_________________

(1)	During the first quarter of 2016, we recast our segment reporting. See the “Segment Recast” discussion below for additional details.

•	The decrease in Total revenues was primarily due to lower comparable restaurant sales.

•
The decreases in Adjusted and U.S. GAAP restaurant-level operating margin were primarily due to wage inflation and unfavorable product mix. These increases were partially offset by productivity savings and menu pricing.

•
The decrease in Adjusted operating income margin was due to lower restaurant-level operating margin as described above partially offset by lower deferred compensation expenses and a reduction in professional fees.

•
The differences between Adjusted and U.S. GAAP operating income margin were primarily due to restaurant closing costs related to our Bonefish Restructuring in 2016 and our Domestic Restaurant Closure Initiative in 2015.

International Segment Operating Results

(dollars in millions)	Q1 2016	Q1 2015	% Change
International
Total revenues	$120.4	$140.0	(14.0)%

Adjusted restaurant-level operating margin	19.5%	21.7%	(2.2)%
U.S. GAAP restaurant-level operating margin	19.5%	21.7%	(2.2)%

Adjusted operating income margin	9.8%	12.6%	(2.8)%
U.S. GAAP operating income margin	9.4%	6.3%	3.1%

•	The decrease in Total revenues is primarily due to $36.3 million of foreign currency translation, partially offset by new restaurant openings and higher comparable restaurant sales.

•
The decreases in Adjusted and U.S. GAAP restaurant-level operating margin were primarily due to higher commodity inflation, wage inflation and advertising expense partially offset by menu pricing, productivity savings and higher average unit volumes.

•	The decrease in Adjusted operating income margin was primarily due to the change in restaurant-level operating margin and higher depreciation and amortization expense.

•	The increase in U.S. GAAP operating income margin was driven by the lapping of expenses related to our International Restaurant Closure Initiative.

•	Foreign currency translation negatively impacted adjusted operating income by $4.2 million.

System-wide Development

The following summarizes the Company’s system-wide development for the thirteen weeks ended March 27, 2016:

	DECEMBER 27, 2015	OPENINGS	CLOSURES	MARCH 27, 2016
U.S.:
Outback Steakhouse—Company-owned	650	—	(1)	649
Bonefish Grill—Company-owned	210	1	(6)	205
Bonefish Grill—Franchised	5	1	—	6

International:
Company-owned
Outback Steakhouse—Brazil	75	2	(1)	76
Outback Steakhouse—South Korea	75	2	(3)	74
Other	16	1	—	17
Franchised	58	1	(2)	57
System-wide development		8	(13)

Dividend Declaration and Share Repurchases

The Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share to be paid on May 19, 2016 to all stockholders of record as of the close of business on May 6, 2016.

The Company repurchased approximately 4.4 million shares of common stock for a total of $75.0 million.

Sale-leaseback

Subsequent to Q1, the Company entered into a sale-leaseback transaction with a third-party in which the Company sold 41 restaurant properties at fair market value for gross proceeds of $141.4 million. We used a portion of these proceeds to pay down $87.6 million on our bridge loan.

Fiscal 2016 Financial Outlook

We are reaffirming our full-year guidance, including positive combined U.S. comparable sales and Adjusted diluted earnings per share growth of at least 10% as previously communicated in our February 17, 2016 earnings release.

Segment Recast

Prior to 2016, certain insurance expenses were not allocated to our concepts as these expenses were reviewed and evaluated on a Company-wide basis and therefore, these costs were excluded from segment restaurant-level operating margin and income from operations. In 2016, we changed how we review and assess insurance expenses related to our restaurants and now consider those costs when evaluating the operating performance of our concepts. Accordingly, we have recast all prior period segment information to reflect this change. For reconciliations related to the recast of prior period segment information, refer to tables twelve, thirteen and fourteen included later in this release.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin, (vi) Adjusted segment income from operations and the corresponding margin and (vii) constant currency.

Although we believe these non-GAAP measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures are not intended to replace U.S. GAAP financial measures. These metrics are not necessarily comparable to similarly titled measures used by other companies. The use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent. We believe that the disclosure of these non-GAAP measures is useful to investors as they form the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and establish employee incentive plans.

For reconciliations of the non-GAAP measures used in this release, refer to tables four, five, six, seven, eight, thirteen and fourteen included later in this release.

Conference Call
The Company will host a conference call today, April 26, 2016 at 9:00 AM EST. The conference call can be accessed live over the telephone by dialing (877) 407-9039, or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13633819. The replay will be available through Tuesday, May 3, 2016. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 22 countries, some of which are franchise locations. For more information, please visit bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments,” and “Fiscal 2016 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: local, regional, national and international economic conditions; consumer confidence and spending patterns; the cost and availability of credit; interest rate changes; competition; consumer reaction to public health and food safety issues; government actions and policies; increases in unemployment rates and taxes; increases in labor costs; price and availability of commodities; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions, including acquisitions and dispositions; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(dollars in thousands, except per share data)	MARCH 27, 2016	MARCH 29, 2015
Revenues
Restaurant sales	$1,158,052	$1,194,810
Other revenues	6,136	7,249
Total revenues	1,164,188	1,202,059
Costs and expenses
Cost of sales	375,288	387,468
Labor and other related	322,805	323,986
Other restaurant operating	253,571	264,038
Depreciation and amortization	47,651	46,486
General and administrative	75,025	73,247
Provision for impaired assets and restaurant closings	3,164	9,133
Total costs and expenses	1,077,504	1,104,358
Income from operations	86,684	97,701
Loss on defeasance, extinguishment and modification of debt	(26,580)	—
Other expense, net	(19)	(1,147)
Interest expense, net	(12,875)	(13,198)
Income before provision for income taxes	47,210	83,356
Provision for income taxes	11,327	21,274
Net income	35,883	62,082
Less: net income attributable to noncontrolling interests	1,408	1,494
Net income attributable to Bloomin’ Brands	$34,475	$60,588

Net income	$35,883	$62,082
Other comprehensive income:
Foreign currency translation adjustment	(7,285)	(25,462)
Unrealized losses on derivatives, net of tax	(2,735)	(4,012)
Reclassification of adjustment for loss on derivatives included in net income, net of tax	988	—
Comprehensive income	26,851	32,608
Less: comprehensive income attributable to noncontrolling interests	2,106	1,494
Comprehensive income attributable to Bloomin’ Brands	$24,745	$31,114

Earnings per share:
Basic	$0.29	$0.48
Diluted	$0.29	$0.47
Weighted average common shares outstanding:
Basic	117,930	125,302
Diluted	120,776	128,759

Cash dividends declared per common share	$0.07	$0.06

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 27, 2016	MARCH 29, 2015
Revenues
Restaurant sales	$1,038,749	$1,056,104
Other revenues	5,030	5,910
Total revenues	$1,043,779	$1,062,014
Restaurant-level operating margin (1)	17.3%	18.0%
Income from operations (1)	$117,839	$128,268
Operating income margin (1)	11.3%	12.1%
International Segment
Revenues
Restaurant sales	$119,303	$138,706
Other revenues	1,106	1,339
Total revenues	$120,409	$140,045
Restaurant-level operating margin	19.5%	21.7%
Income from operations	$11,349	$8,879
Operating income margin	9.4%	6.3%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S. (1)	$117,839	$128,268
International	11,349	8,879
Total segment income from operations	129,188	137,147
Unallocated corporate operating expense (1)	(42,504)	(39,446)
Total income from operations	$86,684	$97,701
_________________

(1)	During the first quarter of 2016, we recast our segment reporting. See the “Segment Recast” discussion above for additional details.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	MARCH 27, 2016	DECEMBER 27, 2015
Cash and cash equivalents (1)	$128,834	$132,337
Net working capital (deficit) (2)	$(502,428)	$(395,522)
Total assets	$2,885,454	$3,032,569
Total debt, net	$1,325,762	$1,316,864
Total stockholders’ equity	$367,202	$421,900
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	MARCH 27, 2016		MARCH 29, 2015
	U.S. GAAP	ADJUSTED (1)	U.S. GAAP	ADJUSTED (2)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.4%	32.4%	32.4%	32.4%	—%
Labor and other related	27.9%	27.9%	27.1%	27.1%	(0.8)%
Other restaurant operating	21.9%	22.1%	22.1%	22.1%	—%

Restaurant-level operating margin	17.8%	17.7%	18.4%	18.3%	(0.6)%
_________________

(1)	Includes adjustments primarily for the write-off of $1.9 million of deferred rent liabilities associated with the Bonefish Restructuring recorded in Other restaurant operating.

(2)
Includes adjustments of $0.2 million of expenses from the International Restaurant Closure Initiative, partially offset by $0.1 million of non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations. All adjustments were recorded in Other restaurant operating.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
SEGMENT RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	MARCH 27, 2016		MARCH 29, 2015
Restaurant-level operating margin:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED	QUARTER TO DATE
U.S. (1)(2)	17.3%	17.1%	18.0%	18.0%	(0.9)%
International (3)	19.5%	19.5%	21.7%	21.7%	(2.2)%
_________________

(1)	During the first quarter of 2016, we recast our segment reporting. See the “Segment Recast” discussion above for additional details.

(2)	Includes adjustments primarily for the write-off of $1.9 million of deferred rent liabilities associated with the Bonefish Restructuring for the thirteen weeks ended March 27, 2016.

(3)
Includes adjustments of $0.2 million of expenses from the International Restaurant Closure Initiative, partially offset by $0.1 million of non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations for the thirteen weeks ended March 29, 2015.

TABLE SIX
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 27, 2016	MARCH 29, 2015
Income from operations	$86,684	$97,701
Operating income margin	7.4%	8.1%
Adjustments:
Restaurant impairments and closing costs (1)	2,131	8,870
Purchased intangibles amortization (2)	860	1,283
Restaurant relocations, remodels and related costs (3)	640	1,169
Transaction-related expenses (4)	572	275
Severance (5)	1,135	—
Total income from operations adjustments	5,338	11,597
Adjusted income from operations	$92,022	$109,298
Adjusted operating income margin	7.9%	9.1%

Net income attributable to Bloomin’ Brands	$34,475	$60,588
Adjustments:
Income from operations adjustments	5,338	11,597
Loss on defeasance, extinguishment and modification of debt (6)	26,580	—
Loss on disposal of business and disposal of assets (7)	—	1,151
Total adjustments, before income taxes	31,918	12,748
Adjustment to provision for income taxes (8)	(9,702)	(3,627)
Net adjustments	22,216	9,121
Adjusted net income	$56,691	$69,709

Diluted earnings per share	$0.29	$0.47
Adjusted diluted earnings per share	$0.47	$0.54

Diluted weighted average common shares outstanding	120,776	128,759
_________________

(1)	Represents expenses incurred for the Bonefish Restructuring and the International and Domestic Restaurant Closure Initiatives.

(2)	Represents non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

(4)	Relates primarily to the following: (i) costs incurred with our sale-leaseback initiative in 2016 and (ii) costs incurred with the secondary offering of our common stock in March 2015.

(5)	Relates to severance expense incurred as a result of an organizational realignment.

(6)	Relates to the defeasance of the 2012 CMBS loan in 2016.

(7)	Primarily represents loss on the sale of our Roy’s business in 2015.

(8)	Represents income tax effect of the adjustments for the thirteen weeks ended March 27, 2016 and March 29, 2015.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 27, 2016	MARCH 29, 2015
Other restaurant operating expense	$(1,970)	$(136)
Depreciation and amortization	1,545	1,266
General and administrative	2,652	1,602
Provision for impaired assets and restaurant closings	3,111	8,865
Other expense, net	—	1,151
Provision for income taxes	(9,702)	(3,627)
Loss on defeasance, extinguishment and modification of debt	26,580	—
Net adjustments	$22,216	$9,121

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 27, 2016	MARCH 29, 2015
Income from operations (1)	$117,839	$128,268
Operating income margin (1)	11.3%	12.1%
Adjustments:
Restaurant impairments and closing costs (2)	2,224	1,336
Restaurant relocations, remodels and related costs (3)	640	1,169
Severance (4)	539	—
Transaction-related expenses (5)	334	—
Adjusted income from operations (1)	$121,576	$130,773
Adjusted operating income margin (1)	11.6%	12.3%

International Segment
(dollars in thousands)
Income from operations	$11,349	$8,879
Operating income margin	9.4%	6.3%
Adjustments:
Restaurant impairments and closing costs (6)	(433)	7,534
Purchased intangibles amortization (7)	860	1,283
Adjusted income from operations	$11,776	$17,696
Adjusted operating income margin	9.8%	12.6%
_________________

(1)	During the first quarter of 2016 we recast our segment reporting. See the “Segment Recast” discussion above for additional details.

(2)	Represents expenses incurred for the Bonefish Restructuring in 2016 and the Domestic Restructuring Initiative in 2015.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

(4)	Relates to severance expense incurred as a result of our organizational realignment.

(5)	Relates to costs incurred with our sale-leaseback initiative.

(6)	Represents expenses incurred primarily for the International Restaurant Closure Initiative.

(7)	Represents non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
IMPACT OF FOREIGN CURRENCY
(UNAUDITED)
	Q1 2016
	ADJUSTED (1)	CONSTANT CURRENCY (2)
Adjusted income from operations growth	(15.8)%	(12.0)%
Adjusted net income growth	(18.7)%	(14.7)%
Adjusted Diluted earnings per share growth	(13.0)%	(9.3)%
_________________

(1)	See reconciliation to U.S. GAAP results in Table Six of this release.

(2)
Results excluding the effect of foreign currency translation, also referred to as constant currency, are calculated by translating current year results at prior year average exchange rates. The Company is primarily exposed to foreign currency fluctuations for the Brazil Real and South Korea Won.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	MARCH 27, 2016	MARCH 29, 2015
U.S.
Outback Steakhouse
Company-owned	649	649
Franchised	105	105
Total	754	754
Carrabba’s Italian Grill
Company-owned	244	244
Franchised	3	2
Total	247	246
Bonefish Grill
Company-owned	205	204
Franchised	6	5
Total	211	209
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	66	66
International
Company-owned
Outback Steakhouse - Brazil (1)	76	64
Outback Steakhouse - South Korea	74	75
Other	17	10
Franchised	57	57
Total	224	206
System-wide total	1,502	1,481
____________________

(1)	The restaurant counts for Brazil are reported as of February 29, 2016 and February 28, 2015, respectively, to correspond with the balance sheet dates of this subsidiary.

TABLE TEN
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURENT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 27, 2016	MARCH 29, 2015
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (1):
U.S.
Outback Steakhouse	(1.3)%	5.0%
Carrabba’s Italian Grill	(2.0)%	1.9%
Bonefish Grill	(2.7)%	0.9%
Fleming’s Prime Steakhouse & Wine Bar	1.3%	3.0%
Combined U.S.	(1.5)%	3.6%
International
Outback Steakhouse - Brazil (2)	8.8%	6.2%
Outback Steakhouse - South Korea	(5.6)%	(3.0)%

Traffic:
U.S.
Outback Steakhouse	(3.0)%	0.5%
Carrabba’s Italian Grill	1.5%	3.3%
Bonefish Grill	(5.2)%	(1.8)%
Fleming’s Prime Steakhouse & Wine Bar	1.2%	0.7%
Combined U.S.	(2.2)%	0.7%
International
Outback Steakhouse - Brazil	0.3%	1.1%
Outback Steakhouse - South Korea	(3.9)%	(4.6)%

Average check per person increases (decreases) (3):
U.S.
Outback Steakhouse	1.7%	4.5%
Carrabba’s Italian Grill	(3.5)%	(1.4)%
Bonefish Grill	2.5%	2.7%
Fleming’s Prime Steakhouse & Wine Bar	0.1%	2.3%
Combined U.S.	0.7%	2.9%
International
Outback Steakhouse - Brazil	7.3%	4.9%
Outback Steakhouse - South Korea	(1.7)%	1.6%
____________________

(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)	Includes the trading day impact from calendar period reporting of 1.3% and 0.2% for the thirteen weeks ended March 27, 2016 and March 29, 2015, respectively.

(3)	Average check per person increases (decreases) includes the impact of menu pricing changes, product mix and discounts.

TABLE ELEVEN
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURENT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 29, 2015	JUNE 28, 2015	SEPTEMBER 27, 2015	DECEMBER 27, 2015	FISCAL YEAR 2015
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (1):
U.S.
Outback Steakhouse	5.0%	4.0%	0.1%	(2.2)%	1.8%
Carrabba’s Italian Grill	1.9%	0.9%	(2.0)%	(4.0)%	(0.7)%
Bonefish Grill	0.9%	(4.6)%	(6.1)%	(5.4)%	(3.3)%
Fleming’s Prime Steakhouse & Wine Bar	3.0%	3.2%	(0.6)%	(0.3)%	1.3%
Combined U.S.	3.6%	2.0%	(1.3)%	(2.8)%	0.5%
International
Outback Steakhouse - Brazil (2)	6.2%	3.4%	6.1%	7.3%	6.3%
Outback Steakhouse - South Korea	(3.0)%	(11.8)%	6.0%	0.0%	(2.0)%

Traffic:
U.S.
Outback Steakhouse	0.5%	(0.8)%	(0.9)%	(4.9)%	(1.5)%
Carrabba’s Italian Grill	3.3%	1.4%	(3.7)%	(1.9)%	(0.1)%
Bonefish Grill	(1.8)%	(7.8)%	(8.5)%	(8.4)%	(6.2)%
Fleming’s Prime Steakhouse & Wine Bar	0.7%	3.1%	(2.3)%	(2.6)%	(0.2)%
Combined U.S.	0.7%	(1.1)%	(2.6)%	(4.6)%	(1.8)%
International
Outback Steakhouse - Brazil	1.1%	(0.7)%	0.6%	(0.6)%	0.5%
Outback Steakhouse - South Korea	(4.6)%	(12.6)%	13.8%	4.0%	0.3%

Average check per person increases (decreases) (3):
U.S.
Outback Steakhouse	4.5%	4.8%	1.0%	2.7%	3.3%
Carrabba’s Italian Grill	(1.4)%	(0.5)%	1.7%	(2.1)%	(0.6)%
Bonefish Grill	2.7%	3.2%	2.4%	3.0%	2.9%
Fleming’s Prime Steakhouse & Wine Bar	2.3%	0.1%	1.7%	2.3%	1.5%
Combined U.S.	2.9%	3.1%	1.3%	1.8%	2.3%
International
Outback Steakhouse - Brazil	4.9%	4.5%	6.2%	7.8%	6.0%
Outback Steakhouse - South Korea	1.6%	0.8%	(7.8)%	(4.0)%	(2.3)%
____________________

(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)
Includes the trading day impact from calendar period reporting of 0.2%, (0.4)%, (0.7)%, 0.1% and (0.2)% for the thirteen weeks ended March 29, 2015, June 28, 2015, September 27, 2015, December 27, 2015 and fiscal year 2015, respectively.

(3)	Average check per person increases (decreases) includes the impact of menu pricing changes, product mix and discounts.

TABLE TWELVE
BLOOMIN’ BRANDS, INC.
SELECTED SEGMENT INFORMATION (1)
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 29, 2015	JUNE 28, 2015	SEPTEMBER 27, 2015	DECEMBER 27, 2015	FISCAL YEAR 2015
Selected Financial Data (dollars in thousands):
U.S.
Restaurant sales	$1,056,104	$977,260	$897,280	$926,518	$3,857,162
Other revenues	5,910	5,718	5,173	5,780	22,581
Total revenues	$1,062,014	$982,978	$902,453	$932,298	$3,879,743
Restaurant-level operating margin	18.0%	15.9%	13.8%	15.8%	16.0%
Income from operations	$128,268	$96,192	$63,476	60,795	$348,731
Operating income margin	12.1%	9.8%	7.0%	6.5%	9.0%

Segment income from operations
U.S.	$128,268	$96,192	$63,476	$60,795	$348,731
International	8,879	5,727	9,770	10,221	34,597
Total segment income from operations	137,147	101,919	73,246	71,016	383,328
Unallocated corporate operating expense	(39,446)	(39,334)	(34,522)	(39,101)	(152,403)
Total income from operations	$97,701	$62,585	$38,724	$31,915	$230,925
_________________

(1)	During the first quarter of 2016, we recast our segment reporting. See the “Segment Recast” discussion above for additional details.

TABLE THIRTEEN
BLOOMIN’ BRANDS, INC.
SELECTED SEGMENT INFORMATION - NON-GAAP RECONCILIATION (1)
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 29, 2015	JUNE 28, 2015	SEPTEMBER 27, 2015	DECEMBER 27, 2015	FISCAL YEAR 2015
Reconciliation of adjusted income from operations:
U.S.
Income from operations	$128,268	$96,192	$63,476	$60,795	$348,731
Operating income margin	12.1%	9.8%	7.0%	6.5%	9.0%
Adjustments:
Restaurant impairments and closing costs (2)	1,336	—	(20)	24,632	25,948
Restaurant relocations, remodels and related costs (3)	1,169	122	1,872	462	3,625
Adjusted income from operations	$130,773	$96,314	$65,328	$85,889	$378,304
Adjusted operating income margin	12.3%	9.8%	7.2%	9.2%	9.8%
_________________

(1)	During the first quarter of 2016, we recast our segment reporting. See the “Segment Recast” discussion above for additional details.

(2)	Represents impairments and expenses incurred for the Domestic Restaurant Closure Initiative and Bonefish Restructuring.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

TABLE FOURTEEN
BLOOMIN’ BRANDS, INC.
SELECTED SEGMENT INFORMATION - NON-GAAP RECONCILIATION (1)
(UNAUDITED)
	THIRTEEN WEEKS ENDED								FISCAL YEAR
	MARCH 29, 2015		JUNE 28, 2015		SEPTEMBER 27, 2015		DECEMBER 27, 2015		2015
Restaurant-level operating margin:	U.S GAAP	ADJUSTED	U.S GAAP	ADJUSTED	U.S GAAP	ADJUSTED	U.S GAAP	ADJUSTED	U.S GAAP	ADJUSTED
U.S.	18.0%	18.0%	15.9%	15.9%	13.8%	13.8%	15.8%	15.8%	16.0%	16.0%
_________________

(1)	During the first quarter of 2016, we recast our segment reporting. See the “Segment Recast” discussion above for additional details.

SOURCE: Bloomin’ Brands, Inc.